Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(30,762,668)
Realized Gain (Loss) on Swap Contracts	10,492,399
Unrealized Gain (Loss) on Market Value of Commodity Futures	92,376,037
Unrealized gain (loss) on Fair Value of Swap Contracts	(74)
Dividend Income	1,803,709
Interest Income	4,375,838
ETF Transaction Fees	36,000
Total Income (Loss)	$78,321,241

Expenses
General Partner Management Fees	$596,038
Professional Fees	172,673
Brokerage Commissions	61,123
Directors' Fees and insurance	64,026
License fees	19,868
Total Expenses	$913,728
Net Income (Loss)	$77,407,513

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/23	$1,627,082,845
Additions (5,900,000 Shares)	371,974,484
Withdrawals (7,800,000 Shares)	(496,673,574)
Net Income (Loss)	77,407,513

Net Asset Value End of Month	$1,579,791,268
Net Asset Value Per Share (24,823,603 Shares)	$63.64

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596